                                                                    EXHIBIT 99.1

                CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


I, Michael D. Siegal, Chairman and Chief Executive Officer of Olympic Steel, Inc. (the "Company"), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003, of the Company (the "Report"):

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By: /s/ Michael D. Siegal
-------------------------
Michael D. Siegal
Olympic Steel, Inc.
Chairman & Chief Executive Officer

May 13, 2003



                                    25 of 26